                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): DECEMBER 30, 1999




                        PLANET POLYMER TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)



                                   CALIFORNIA
                 (State or other jurisdiction of incorporation)



      0-26804                                             33-0502606
(Commission File No.)                         (IRS Employer Identification No.)

                        9985 BUSINESSPARK AVENUE, SUITE A
                           SAN DIEGO, CALIFORNIA 92131
              (Address of principal executive offices and zip code)


       Registrant's telephone number, including area code: (858) 549-5130

ITEM 2.       ACQUISITION OR DISPOSITION OF ASSETS.

        On December 30, 1999, Planet Polymer Technologies, Inc. (the "Company") and its wholly-owned subsidiary Deltco of Wisconsin, Inc. ("Deltco") entered into a Stock Purchase Agreement (the "Purchase Agreement") with Daniel B. Mettler and Randy J. Larson (together, the "Buyers") whereby the Company sold and the Buyers purchased all of the outstanding shares of stock of Deltco for an aggregate purchase price of $1,000,000. The Buyers are management employees of Deltco and the purchase price was determined during arms-length negotiations between the parties.

        In January 1996, the Company acquired Deltco, a manufacturer and reprocessor of thermoplastic scrap resins that can be used in a variety of applications, either blended with other polymer materials or alone. Since January 1996, the Company has maintained Deltco as a wholly-owned subsidiary, and has used Deltco's plant, which is located in Ashland, Wisconsin, equipment and other physical property to manufacture recycled polypropylene.

        The Company hereby incorporates by reference the Purchase Agreement and the contents of the news release announcing the signing of the Purchase Agreement filed as Exhibits 2.1 and 99.1, respectively, to this report.

        ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

        (b)    PRO FORMA FINANCIAL INFORMATION

               (i) The pro forma financial statements required by this report will be filed by amendment within 60 days of the filing of this report.

        (c)    EXHIBITS

               2.1 Stock Purchase Agreement dated as of December 30, 1999 between Planet Polymer Technologies, Inc., Deltco of Wisconsin, Inc. and Daniel B. Mettler and Randy J. Larson.

               99.1   Press release, dated January 10, 2000.

                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        PLANET POLYMER TECHNOLOGIES, INC.



Dated:  January 14, 2000                By:  /s/ Robert J. Petcavich
                                            ------------------------------------
                                            Robert J. Petcavich, Ph.D.
                                            Chairman, Chief Executive Officer
                                            and President

                                INDEX TO EXHIBITS


               2.1 Stock Purchase Agreement dated as of December 30, 1999 between Planet Polymer Technologies, Inc., Deltco of Wisconsin, Inc. and Daniel
B. Mettler and Randy J. Larson.

               99.1   Press release, dated January 10, 2000.